Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE (i) NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND (ii) BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.

AEOLUS PHARMACEUTICALS, INC.

WARRANT TO PURCHASE [•] SHARES OF COMMON STOCK

November 21, 2005	Warrant No. [•]

For value received, Aeolus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby certifies that [name of Investor], or its registered transferees, successors or assigns (each person or entity holding all or part of this Warrant being referred to as a “Holder”), is the registered holder of a warrant (the “Warrant”) to subscribe for and purchase [•] ([•]) shares (as adjusted pursuant to Section 3 hereof, the “Warrant Shares”) of the fully paid and nonassessable common stock, par value $0.01 per share (the “Common Stock”), of the Company, at a purchase price per share initially equal to One Dollar ($1.00) (the “Warrant Price”) on or before, 5:00 P.M., Eastern Time, on November 21, 2010 (the “Expiration Date”), subject to the provisions and upon the terms and conditions hereinafter set forth; provided, however, in the event that any portion of this Warrant is unexercised as of the Expiration Date, the terms of Section 1(b) below shall apply. As used in this Warrant, the term “Business Day” means any day other than a Saturday or Sunday on which commercial banks located in New York, New York are open for the general transaction of business.

This Warrant is one of a number of Warrants (collectively, the “Warrants”) being issued pursuant that certain Purchase Agreement dated as of November 21, 2005, by and among the Company and the Investors party thereto (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement).

Section 1. Exercise.

(a)  Method of Exercise; Payment; Issuance of New Warrant.

(i) Subject to the provisions hereof, the Holder may exercise this Warrant, in whole or in part and from time to time, by the surrender of this Warrant (with the Notice of Exercise attached hereto as Appendix A duly executed) at the principal office of the Company, or such other office or agency of the Company as it may reasonably designate by written notice to the Holder, during normal business hours on any Business Day, and the payment by the Holder by cash, certified check payable to the Company or wire transfer of immediately available funds to an account designated to the exercising Holder by the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased, or in the event of a cashless exercise pursuant to Section 1(c) below, with the Net Issue Election Notice attached hereto as Appendix B (the “Net Issue Election Notice”) duly executed and completed. On the date on which the Holder shall have satisfied in full the Holder’s obligations set forth herein regarding an exercise of this Warrant (provided such date is prior to the Expiration Date), the Holder (or such other person or persons as directed by the Holder, subject to compliance with applicable securities laws) shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such date.

(ii) In the event of any exercise of the rights represented by this Warrant, certificates for the whole number of shares of Common Stock so purchased shall be delivered to the Holder (or such other person or persons as directed by the Holder, subject to compliance with applicable securities laws) as promptly as is reasonably practicable (but not later than three (3) Business Days) after such exercise at the Company’s expense, and, unless this Warrant has been fully exercised, a new Warrant representing the whole number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as reasonably practicable thereafter (but not later than three (3) Business Days) after such exercise. When the Company is required to deliver certificates pursuant to this Section 1, if any such certificates are not delivered to such Holder within three (3) Business Days after the applicable exercise of this Warrant, the Company shall be liable to the Holder for liquidated damages (and not as a penalty, as damages are impossible to forecast or predict and these amounts are deemed reasonable in all respects) equal to 1.5% of the Fair Market Value (as defined in Section 1(c)) of all shares of Common Stock subject to such exercise as of the date of such exercise, for each 10-day period (or portion thereof) beyond such three (3) Business Day-period that the certificates have not been so delivered. Such payments shall be in partial compensation to the Holder, and shall not constitute the Holder’s exclusive remedy for such late delivery. The amounts payable as liquidated damages pursuant to this Section 1(a)(ii) shall be payable in lawful money of the United States, and amounts payable as liquidated damages shall be paid within two (2) Business Days of the last day of each such 10-day period after which delivery should have been made.

(b) Automatic Exercise. If any portion of this Warrant remains unexercised (i) as of the Expiration Date and the Fair Market Value of one share of Common Stock as of the Expiration Date is greater than the applicable Warrant Price as of the Expiration Date, or (ii) on such date that the Company is merged or consolidated with or into another entity where the Company is not the survivor (a “Merger Date”) and the Fair Market Value of one share of Common Stock as of the Merger Date is greater than the applicable Warrant Price as of the Merger Date, then this Warrant shall be deemed to have been exercised automatically immediately prior to the close of business on the Expiration Date or Merger Date, as the case may be (or, in the event that the Expiration Date or Merger Date is not a Business Day, the immediately preceding Business Day) (the “Automatic Exercise Date”) in the manner provided in Section 1(c) below, and the Holder (or such other person or persons as directed by the Holder, subject to compliance with applicable securities laws) shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such Automatic Exercise Date. This Warrant shall be deemed to be surrendered to the Company on the Automatic Exercise Date by virtue of this Section 1(b) without any action by the Holder. As promptly as is reasonably practicable on or after the Automatic Exercise Date, the Company at its expense shall issue and deliver to the Holder (or such other person or persons as directed by the Holder, subject to compliance with applicable securities laws) a certificate or certificates for the number of Warrant Shares issuable upon such exercise, in accordance with Section 1(c).

(c) Cashless Right to Convert Warrant into Common Stock. In addition to and without limiting the rights of the Holder hereof under the terms of this Warrant, the Holder may elect to receive, without the payment by the Holder of the Warrant Price, Warrant Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with the Net Issue Election Notice annexed hereto as Appendix B duly executed and completed, at the office of the Company, or such other office or agency of the Company as it may reasonably designate by written notice to the Holder, during normal business hours on any Business Day. Thereupon, the Company shall issue to the Holder such number of fully paid, validly issued and nonassessable Warrant Shares, as is computed using the following formula:

X= Y(A-B)
A

where

X = the number of shares of Common Stock to be issued to the Holder (or such other person or persons as directed by the Holder, subject to compliance with all applicable laws) upon such exercise of the rights under this Section 1(c)

Y = the total number of shares of Common Stock covered by this Warrant which the Holder has surrendered for cashless exercise or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled on the date that the Holder delivers the Net Issue Election Notice to the Company as provided herein

A = the Fair Market Value of one share of Common Stock on the date that the Holder delivers the Net Issue Election Notice to the Company as provided herein

B = the Warrant Price in effect under this Warrant on the date that the Holder delivers the Net Issue Election Notice to the Company as provided herein

The “Fair Market Value” of a share of Common Stock as of a particular date (the “Valuation Date”) shall mean the following:

(i) if the Common Stock is then listed on a national securities exchange, the average of the closing sale prices of one share of Common Stock on such exchange on the ten (10) consecutive trading days ending on the last trading day prior to the Valuation Date; provided that if such stock has not traded in the ten (10) consecutive trading days prior to the Valuation Date, the Fair Market Value shall be the average of the closing sale prices of one share of Common Stock in the most recent ten (10) trading days during which the Common Stock has traded prior to the Valuation Date;

(ii) if the Common Stock is then included in The Nasdaq Stock Market, Inc., including without limitation the NASDAQ Capital Market or the NASDAQ National Market (“Nasdaq”), the average of the closing sale prices of one share of Common Stock on Nasdaq on the ten (10) consecutive trading days ending on the last trading day prior to the Valuation Date or, if no closing sale price is available for any of such ten (10) trading days, the closing sale price for such day shall be determined as the average of the high bid and the low ask price quoted on Nasdaq as of the end of such trading day; provided that if the Common Stock has not traded in the ten (10) consecutive trading days prior to the Valuation Date, the Fair Market Value shall be the average of the closing sale prices of one share of Common Stock in the most recent ten (10) trading days during which the Common Stock has traded prior to the Valuation Date;

(iii) If the Common Stock is then included in the Over-the-Counter Bulletin Board, the average of the closing sale prices of one share of Common Stock on the Over-the-Counter Bulletin Board over the ten (10) consecutive trading days ending on the last trading day prior to the Valuation Date or, if no closing sale price is available for any of such ten (10) trading days, the closing sale price for such day shall be determined as the average of the high bid and the low ask price quoted on the Over-the-Counter Bulletin Board as of the end of such trading day; provided that if the Common Stock has not traded in the ten (10) consecutive trading days prior to the Valuation Date, the Fair Market Value shall be the average of the closing sale prices of one share of Common Stock in the most recent ten (10) trading days during which the Common Stock has traded prior to the Valuation Date;

(iv) if the Common Stock is then included in the “pink sheets,” the average of the closing sale prices of one share of Common Stock on the “pink sheets” over the ten (10) consecutive trading days ending on the last trading day prior to the Valuation Date or, if no closing sale price is available for any of such ten (10) trading days, the closing sale price for such day shall be determined as the average of the high bid and the low ask price quoted on the “pink sheets” as of the end of such trading day; provided that if the Common Stock has not traded in the ten (10) consecutive trading days prior to the Valuation Date, the Fair Market Value shall be the average of the closing sale prices of one share of Common Stock in the most recent ten (10) trading days during which the Common Stock has traded prior to the Valuation Date; or

(v) if the Common Stock is not then listed on a national securities exchange or quoted on Nasdaq or the Over-the-Counter Bulletin Board or the “pink sheets,” the Fair Market Value of one share of Common Stock as of the Valuation Date shall be determined in good faith by mutual agreement of the Board of Directors of the Company (the “Board”) and the Holder; provided that if, in such case, the Board and the Holder are unable to agree as to the Fair Market Value of a share of Common Stock, such Fair Market Value shall be determined by an investment banker of national reputation selected by the Company and reasonably acceptable to the Holder, the fees and expenses of which shall be borne equally by the Company and the Holder. The Board shall respond promptly in writing to a written inquiry by the Holder prior to the exercise hereunder as to the Fair Market Value of a share of Common Stock.

Section 2. Reservation of Shares; Stock Fully Paid; Listing. The Company shall keep reserved a sufficient number of shares of the authorized and unissued shares of Common Stock to provide for the exercise of the rights of purchase represented by this Warrant in compliance with its terms. All Warrant Shares issued upon exercise of this Warrant shall be, at the time of delivery of the certificates for such Warrant Shares upon payment in full of the Warrant Price therefor in accordance with the terms of this Warrant (or proper exercise of the cashless exercise rights contained in Section 1(c) hereof), duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company. The Company shall during all times prior to the Expiration Date when the shares of Common Stock issuable upon the exercise of this Warrant are authorized for listing or quotation on any national securities exchange, Nasdaq or the Over-the-Counter Bulletin Board or the “pink sheets”, as the case may be, keep the shares of Common Stock issuable upon the exercise of this Warrant authorized for listing or quotation on such national securities exchange, Nasdaq or the Over-the-Counter Bulletin Board or the “pink sheets”, as the case may be.

Section 3. Adjustments and Distributions. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) If the Company shall at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, then the number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective shall be proportionally adjusted by the Company so that the Holder thereafter exercising this Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Holder would have received if this Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been proportionally adjusted to reflect such event. Such adjustments shall be made successively whenever any event listed above shall occur.

(b) If any recapitalization, reclassification or reorganization of the capital stock of the Company (other than a change in par value or a subdivision or combination as provided for in Section 3(a) above) shall be effected in such a manner (including, without limitation, in connection with a consolidation or merger in which the Company is the continuing corporation), that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (a “Reorganization”), then, as a condition of such Reorganization, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In the event of any Reorganization, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of Warrant Shares) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The provisions of this Section 3(b) shall similarly apply to successive Reorganizations.

(c) If any consolidation or merger of the Company with another entity in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another entity shall be effected, then, as a condition of such consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, had such consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price and of the number of Warrant Shares) shall thereafter be applicable, as nearly equivalent as may be practicable, in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger, or the entity purchasing or otherwise acquiring such assets or other appropriate entity shall assume the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this Section 3(c) shall similarly apply to successive consolidations, mergers, sales, transfers or other dispositions.

(d) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock of evidences of indebtedness or assets (other than dividends or distributions referred to in Section 3(a) hereof), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Fair Market Value per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Board in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Fair Market Value per share of Common Stock immediately prior to such payment date. Such adjustment shall be made successively whenever such a payment date is fixed.

(i) In the event that any dividend or distribution for which this Section 3(d) would require an adjustment is not so paid or made, the Warrant Price shall be adjusted to be the Warrant Price which would then be in effect if such dividend or distribution had not been declared.

(ii) In the event that the Company implements a new shareholder rights plan, such rights plan shall provide that upon exercise of this Warrant the Holder will receive, in addition to the Common Stock issuable upon such exercise, the rights issued under such rights plan (as if the Holder had exercised this Warrant prior to implementing the rights plan and notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of exercise). Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of this Section 3(d).

(e) For the term of this Warrant, in addition to the provisions contained above, the Warrant Price shall be subject to adjustment as provided below. An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment. No adjustment to the Warrant Price shall be made in an amount less than $0.01, but any such lesser amount shall be carried forward and shall be given effect in the next Warrant Price adjustment, if any.

(f) In the event that, as a result of an adjustment made pursuant to this Section 3, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

(g) Except as provided in Section 3(h) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of Sections 3(g)(i) through 3(g)(v) hereof, deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Warrant Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Warrant Price shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a Warrant Price equal to the lowest price per share at which any share of Common Stock was issued or sold or deemed to be issued or sold in such Trigger Issuance.

For purposes of this Section 3(g), the following Sections 3(g)(i) to 3(g)(v) shall also be applicable (subject, in each such case, to the provisions of Section 3(h) hereof):

(i) Issuance of Options or Convertible Securities. In case at any time after the date hereof the Company shall in any manner grant, issue or sell any stock or security convertible into or exchangeable for Common Stock (“Convertible Securities”) or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any Convertible Securities (such warrants, rights or options being called “Options”), whether or not the right to convert, exchange or exercise any such Convertible Securities or such Options are immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities or upon the exercise of such Options (determined by dividing (i) the sum of (x) the total amount, if any, received or receivable by the Company as consideration for the issue or sale of such Convertible Securities or the granting of such Options, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities or the exercise of all such Options, plus (z), in the case of such Options to purchase Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the conversion or exchange of such Convertible Securities, by (ii) the maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities, or upon the exercise of such Options, or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options), shall be less than the Warrant Price in effect immediately prior to the time of the issue or sale of such Convertible Securities or the granting of such Options, then the total number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities, or the exercise of such Options, or upon the conversion or exchange of the maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of the issuance or sale of such Convertible Securities or the granting of such Options (including Options to purchase Convertible Securities) and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Price. Except as otherwise provided in Section 3(g)(ii), no additional adjustment of the Warrant Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities or upon exercise of such Options.

(ii) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if (A) the purchase price provided for in any Option referred to in Section 3(g)(i) hereof, (B) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 3(g)(i), or (C) the rate at which Convertible Securities referred to in Section 3(g)(i) are convertible into or exchangeable for Common Stock shall increase or decrease at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Warrant Price in effect at the time of such event shall forthwith be readjusted to the Warrant Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Warrant Price then in effect hereunder is thereby reduced.

(iii) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash or for a consideration including cash and such other consideration, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

(iv) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be. If the Company shall have taken a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be automatically rescinded and annulled.

(v) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this Section 3(g).

(h) Excluded Issuances. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Warrant Price in the case of the following issuances or deemed issuances of Common Stock from and after the date hereof: (i)issuances upon the exercise or conversion of any Options or Convertible Securities granted, issued and outstanding on or prior to the date hereof; (ii) issuances upon the grant or exercise of any stock or options which have been or may hereafter be granted or exercised under any employee benefit plan, stock option plan or restricted stock plan of the Company, so long as such agreement, arrangement or plan was or is approved by a majority of the independent members of the Board or a majority of the members of a committee of independent directors established for such purpose; (iii) issuances of securities as consideration for a merger or consolidation with, or purchase of assets from, a non-Affiliated third party or in connection with any strategic partnership or joint venture with a non-Affiliated third party with which the Company will enter into one or more technology agreements (where the primary purpose of any such action is not to raise equity capital); (iv) shares of Common Stock issuable upon the conversion of the Company’s Series A Preferred Stock (including shares of Series A Preferred Stock issued after the date hereof pursuant to the Purchase Agreement); (v) shares of Common Stock issued or issuable upon conversion of the Company’s Series B Preferred Stock (“Series B Preferred”), including Series B Preferred issuable upon exercise of warrants to purchase Series B Preferred or promissory notes convertible into Series B Preferred outstanding as of the date hereof; (vi) shares of Common Stock issuable as payment-in-kind dividends on the Series A Preferred Stock pursuant to Section 3(a) of the Certificate of Designations; (vii) shares of Common Stock issuable upon exercise of the Warrants; (viii) shares of Common Stock issued or issuable as a result of any stock split, combination, dividend, distribution, reclassification, exchange or substitution (but only to the extent that such a stock split, combination, dividend, distribution, reclassification, exchange or substitution results in an adjustment to the Warrant Price pursuant to the provisions of this Warrant); and (ix) shares of Common Stock issued (or issuable upon exercise, exchange or conversion of rights, options or warrants outstanding from time to time) which the Requisite Holders (as defined in the Certificate of Designations) elect to treat as an excluded issuance hereunder.

(i) Notice of Adjustments. With each adjustment pursuant to this Section 3, the Company shall deliver a certificate signed by its chief financial or executive officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, which shall be mailed by first class mail, postage prepaid to the Holder.

Section 4. Transfer Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered Holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid.

Section 5. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

Section 6. Fractional Shares. No fractional shares of Common Stock shall be issued in connection with any exercise or cashless exercise hereunder, and in lieu of any such fractional shares the Company shall make a cash payment therefor to the Holder (or such other person or persons as directed by the Holder, subject to compliance with all applicable laws) based on the Fair Market Value of a share of Common Stock on the date of exercise or cashless exercise of this Warrant.

Section 7. Compliance with Securities Act and Legends. The Holder, by acceptance hereof, agrees that it will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, as amended (the “Act”), or any state’s securities laws. All shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE (i) NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND (ii) BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.”

Section 8. Rights as a Stockholder. Except as expressly provided in this Warrant, no Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

Section 9. Early Termination. In the event of a Change of Control (as defined below) at any time prior the Expiration Date, the Company shall provide to the Holder written notice thereof at least thirty (30) days before consummation of such Change of Control, and this Warrant shall terminate on the 31st day after the Holder's receipt of such notice, unless exercised prior to the date on which such Change of Control is consummated.  For purposes of this paragraph, “Change of Control” shall mean (i) the consolidation or merger of the Company with or into another corporation, in which the holders of the Company's common stock immediately before such consolidation or merger do not, immediately after such consolidation or merger, own at least 50% of the outstanding common stock of the surviving corporation, (ii) the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person, or (iii) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of more than 50% of either (x) the then outstanding shares of common stock of the Company or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

Section 10. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the then current Holder, and such change, waiver, discharge or termination shall be binding on any future Holder.

Section 11. Notices. Unless otherwise specifically provided herein, all communications under this Warrant shall be in writing and shall be deemed to have been duly given (a) on the date personally delivered to the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile transmission to, in the case of the registered Holder, the facsimile number shown on the books of the Company and, in the case of the Company, the facsimile number set forth in Section 8.4 of the Purchase Agreement, if sent during normal business hours; if not, then at the commencement of the next Business Day, in each case provided that the sending party receives confirmation of the completion of such transmission, (c) on the Business Day after submitted for next day delivery to Federal Express or similar overnight courier which utilizes a written form of receipt, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the registered Holder at its address as shown on the books of the Company or to the Company at the address indicated in Section 8.4 of the Purchase Agreement. Any party hereto may change its address for purposes of this Section 11 by giving the other party written notice of the new address in the manner set forth herein.

Section 12. Descriptive Headings. The descriptive headings contained in this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

Section 13. Governing Law. The validity, interpretation and performance of this Warrant shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State, regardless of the law that might be applied under principles of conflicts of law. The Company and, by accepting this Warrant, the Holder, each irrevocably submits to the exclusive jurisdiction of the state and federal courts located in New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 14. Acceptance. Receipt and execution of this Warrant by the Holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

Section 15. Identity of Transfer Agent. The transfer agent for the Common Stock is American Stock Transfer and Trust Company. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by this Warrant, the Company will mail to the Holder a statement setting forth the name and address of such transfer agent.

Section 16. No Impairment of Rights. The Company will not, by amendment of its Certificate of Incorporation or through any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against material impairment.

Section 17. Transferability. Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the Warrant Shares then purchasable hereunder. Upon surrender of this Warrant to the Company, together with a properly endorsed notice of transfer, for transfer of this Warrant in its entirety by the Holder, the Company shall issue a new warrant of the same denomination to the designated transferee. Upon surrender of this Warrant to the Company, together with a properly endorsed notice of transfer, by the Holder for transfer with respect to a portion of the Warrant Shares then purchasable hereunder, the Company shall issue a new warrant to the designated transferee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of Warrant Shares in respect of which this Warrant shall not have been transferred.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

AEOLUS PHARMACEUTICALS, INC.

By:	/s/ Michael P. McManus
Name: Michael P. McManus
Title: Chief Accounting Officer

APPENDIX A

NOTICE OF EXERCISE

To: AEOLUS PHARMACEUTICALS, INC.

1. The undersigned hereby irrevocably elects to purchase ________ shares of Common Stock of Aeolus Pharmaceuticals, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, by [cash, certified check/wire transfer, or surrender of the originally executed Warrant] [select the applicable method of payment].

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

______________________________

______________________________
(Name)

______________________________
(Address)

_________________________ (Signature)
__________________(Date)

3. Please issue a new Warrant of equivalent form and tenor for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

______________________________________

Date: __________________________________

(Warrantholder) _________________________

Name: (Print) ___________________________

By:____________________________________

APPENDIX B

Net Issue Election Notice

To: Aeolus Pharmaceuticals, Inc.

Date: [_________________________]

The undersigned hereby elects under Section 1(c) of this Warrant to surrender the right to purchase [____________] shares of Common Stock pursuant to this Warrant and hereby requests the issuance of [_____________] shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

_________________________________________
Signature

_________________________________________
Name for Registration

_________________________________________
Mailing Address